Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-163411 on Form S-11 of our report dated March 28, 2011, relating to the consolidated financial statements and the consolidated financial statement schedule of Wells Core Office Income REIT, Inc. and subsidiaries, appearing in Supplement No. 12 to the Prospectus dated June 11, 2010, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 28, 2011